EXHIBIT 10.21

DRESSER-RAND GROUP INC.

GRANT NOTICE FOR 2008 STOCK INCENTIVE PLAN
RESTRICTED STOCK

FOR GOOD AND VALUABLE CONSIDERATION, Dresser-Rand Group Inc. (the "Company"), hereby grants to Grantee named below the number of Common Shares (the "Restricted Shares") specified below (the “Award”), upon the terms and subject to the conditions set forth in this Grant Notice, the Dresser-Rand Group Inc. 2008 Stock Incentive Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) adopted under such Plan and provided to Grantee, each as amended from time to time.    Grantee must formally accept the grant of Restricted Shares within 90 days following the Grant Date specified in the Grant Notice; if Grantee fails to do so, Grantee’s Restricted Shares will be forfeited and Grantee will have no further rights with respect to such Restricted Shares.    Each Restricted Share is subject to the conditions set forth in this Grant Notice, the Plan and the Standard Terms and Conditions.    This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.  The Standard Terms and Conditions may be accessed through Grantee’s personal Morgan Stanley Smith Barney Benefit Access® account (www.benefitaccess.com)  in the Plan Documents section.

Name of Grantee:
Grant Date:
Number of restricted stock units subject to the Award:
Vesting Schedule:

By accepting this Grant Notice, Grantee acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

DRESSER-RAND GROUP INC.

By: /s/ VINCENT R. VOLPE JR.

Name: Vincent R. Volpe Jr.

Title: President and Chief Executive Officer